UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2022

Accredited Solutions, Inc.
(Exact name of registrant as specified in its charter)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification Number)

9980 South 300 West, Suite 200 Sandy, Utah	84070
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197

(Registrant’s telephone number, including area code)

20016 Hickory Twig Way, Spring, Texas 77388

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

                Effective July 27, 2022, Accredited Solutions, Inc., f/k/a Good Hemp, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “SPA”) with 1800 Diagonal Lending LLC, a Virginia limited partnership (“1800 Diagonal”), pursuant to which the Company agreed to issue to 1800 Diagonal a 9% Promissory Note (the “Note”), dated July 27, 2022, in the principal amount of $129,250. The Note was funded by 1800 Diagonal on August 1, 2022, with the Company receiving funding of $125,000, net of legal fees of $3,000 and a due diligence fee of $1,250. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

                The Note matures 12 months after the date of the note on July 27, 2023. The Company has the right to repay the Note at a premium ranging from 115% to 125% of the face amount. After the 180th day following July 27, 2022, the Company has no right of repayment. The Note is convertible into shares of the Company’s common stock at a conversion price equal to 65% of the market price of the Company’s common stock on the date of conversion, any time after the date that is 180 days after July 27, 2022; provided, however, that 1800 Diagonal may not convert the Note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s then-issued and outstanding common stock.

                The foregoing descriptions of the SPA and the do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and the Note, copies of which are filed as Exhibits 10.1and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed in the Company’s Current Report on Form 8-K filed on May 17, 2022, on May 11, 2022, the Company closed a Plan and Agreement of Merger (the “Merger Agreement”) with Petro X Solutions, Inc., a Wyoming corporation (“PXS”), pursuant to which a wholly-owned subsidiary of the Company merged (the “PXS Merger”) with and into PXS, with PXS become a wholly-owned subsidiary of the Company as a result of the PXS Merger.

At the closing of the PXS Merger, the Company issued 20,000,000 shares of common stock and 80,000,000 shares became issuable in the future to the shareholders of PXS in consideration of their shares in PXS. On August 3, 2022, the 80,000,000 shares were issued to the shareholders of PXS.

The issuances of common stock were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, as there was no general solicitation, the issuances did not involve a public offering, and there were only fifteen PXS pre-merger shareholders, each of whom were accredited or financially sophisticated.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed March 11, 2022, and incorporated by reference in this Current Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description of Exhibit
10.1*	Securities Purchase Agreement dated July 27, 2022, between the Company and 1800 Diagonal Lending LLC.
10.2*	Promissory Note dated July 27, 2022, $129,250 principal amount, issued by the Company in favor of 1800 Diagonal Lending LLC.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*  Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

ACCREDITED SOLUTIONS, INC.

Dated: August 4, 2022.	By:	/s/ Douglas V. Martin
Douglas V. Martin
Interim Chief Executive Officer

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